FEE AGREEMENT FOR INTRODUCTION SERVICES


         This FEE AGREEMENT FOR INTRODUCTION SERVICES (the "Agreement") is between The GoCall, Inc., a Delaware Corporation (the "Company") and Kipling Finance Co., a BVI Corporation (the "Introducer").

          WHEREAS, the Company acknowledges that Introducer's talents and services are of a special, unique, unusual and extraordinary character and are of particular and peculiar benefit and importance to the Company; and,

          WHEREAS, Introducer has agreed to provide services to the Company with respect to the Company's desire to identify and acquire Internet-related businesses; and,

          WHEREAS, this Agreement is made to set out the compensation, conditions and guidelines that will govern the relationship between the parties.

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is expressly acknowledged by the parties hereto, the parties agree as follows:

1.        The Services

          Effective the date below, and for the term of this Agreement, Introducer will use its best efforts to search for, identify and make known to the Company, Internet-related businesses and Assets ("Opportunities") which qualify as potential acquisitions or strategic alliances by the Company. Such efforts by Introducer shall hereinafter be referred to as the "Services".

2.        Term of Agreement

          Unless otherwise terminated as provided hereunder, the Services shall be provided to the Company from the Effective Date (as defined below) through December 23, 2000.

3.        Costs and Expenses

          The Company understands that, in the course of Introducer's efforts to identify suitable acquisitions, strategic partners or assets for the Company to purchase, it may be necessary for Introducer to incur certain costs or expenses. The Company will reimburse Introducer for its costs or expenses actually incurred and reasonably necessary for Introducer to provide the Services to the Company, as long as Introducer's costs and expenses are reasonable and related to evaluations carried out for the Company's exclusive use. Subject to the foregoing, and the Company's prior written approval, the Company will reimburse Introducer for reasonable travel expenses including lodging and the cost of a rental car, copy and filing fees, and retrieval costs incurred in researching prospective Opportunities.

                                      /S/

4.        Payment for Services/Stock Option

          The Company agrees to satisfy Introducers' time and expense incurred, up to and including the first acquisition by the Company of an Opportunity introduced or arranged by Introducer (the "Initial Acquisition") by way of an Option Agreement. The Company hereby grants to Introducer the option to purchase up to Ten Million (10,000,000) shares of the Company's no par value common stock (the "Option Shares") at a price of Fifty ($0.50) Cents per share (the "Exercise Price") pursuant to the Option Agreement, a copy of which is attached hereto as Exhibit "A." The Option is transferable and will expire unless exercised on or before the second anniversary of the execution date hereof. Introducer has not been engaged to perform, nor will Introducer agree to perform any services in connection with capital raising transactions. It is mutually understood and agreed that any fees for services provided by Introducer on behalf of or which results in some benefit for the Company in connection with a capital raising transaction shall be negotiated separately from this Agreement and paid by the Company in cash.

          As further consideration to Introducer, Company agrees to issue 500,000 Restricted Common Shares (Rule 144, 12 month) to Introducer.

5.        Involvement of the Company

          The Company expects to be kept informed on the progress of Introducer's services and, in this regard, Introducer agrees to keep the Company apprised of all material developments in writing at least monthly.

          There may be times when Introducer will need to obtain information from the Company. All requests for access to documents, employees, or other information of the Company shall be granted without unreasonable delay.

6.        Termination

          Either party may terminate this Agreement upon thirty (30) days notice by registered or certified mail, return receipt requested, addressed to the other party. If this Agreement is terminated by either party, the Company shall only be liable for payment of fees earned by Introducer as a result of work prior to the effective date of the termination. The thirty (30) days notice shall be measured from the date the notice is mailed. This Agreement shall terminate should Introducer fail to produce a viable target whose asset value exceeds Ten Million($10,000,000) Dollars within Six (6) months from commencement of this agreement.

7.        Assignment

          Notwithstanding contained herein to the contrary, the rights to the shares underlying the Option, and the obligation to provide the Services set forth in this Agreement, may be assigned or transferred by Introducer to an Affiliate or subsidiary, associated or unrelated person or entity, or as the result of a corporate reorganization or recapitalization of Introducer. For the purpose of this Agreement the term "Affiliate" shall be defined as a person or enterprise that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with Introducer.

                                       /S/

9.        Counterparts

          A facsimile, telecopy or other reproduction of this instrument may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.

10.       Further Documentation

          Each party hereto agrees to execute such additional instruments and take such action as may be reasonably requested by the other party to effect the transaction, or otherwise to carry out the intent and purposes of this Agreement.

11.       Notices

          All notices and other communications hereunder shall be in writing and shall be sent by prepaid first class mail to the parties at the following addresses, as amended by the parties with written notice to the other:

          To Introducer:                      Kipling Finance Co.
                                              Unit 4, 5th Fl. Block A,
                                              Tonic Ind. Centre
                                              26 Kai Cheung Rd., Kowloon Bay
                                              Kowloon, Hong Kong

          To the Company:                     GoCall, Inc.
                                              15 Queen St. F.
                                              Cambridge, Ontario Canada N3C 2A7
                                              Telephone:        (519) 651-2121
                                              Facsimile:        (519) 651-0457

          With copy to:                       The Hartcourt Companies, Inc.
                                              1196 E. Willow St.
                                              Long Beach, CA 90806
                                              Telephone:    (562) 426-9796
                                              Facsimile:    (562) 426-8896


12.       Governing Law

          This Agreement was negotiated, and shall be governed by the laws of California notwithstanding any conflict-of-law provision to the contrary.

13.       Entire Agreement

          This Agreement sets forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

                                      /S/

14.       Severability

          If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provision which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

15.       Amendment or Waiver

          Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to a closing of the Initial Acquisition, this Agreement may be amended by a writing signed by all parties hereto.

16.       Headings

          The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement the latter of the dates written below. The "Company" GoCall, Inc. Dated: December 23, 1999

                                                       The "Company"
                                                       GoCall, Inc.


Dated December 23, 1999                                By: Michael Ruge
                                                           ---------------------
                                                       Michael Ruge, CFO




                                                       "Introducer"
                                                       Kipling Finance Co.


Dated December 23, 1999                                By: /S/ Jansen Y.S. Wong
                                                           ---------------------
                                                       Jansen Y.S.Wong, Chairman